Exhibit 99.1
Midwest Banc Holdings, Inc. Reports Q2 Results
MELROSE PARK, Ill. — July 28, 2009 — Midwest Banc Holdings, Inc. (NASDAQ:MBHI), the holding company for Midwest Bank and Trust Company (“the Bank” or “Midwest Bank”) announced results for the second quarter of 2009. The company recorded a net loss of $76.5 million for the second quarter of 2009 compared to net income of $2.4 million in the second quarter of 2008, and a net loss of $5.3 million for the first quarter of 2009. On a per share basis, net loss per share was $2.78, compared to earnings per share of $0.06 in 2008 and net loss per share of $0.27 in the first quarter of 2009. As previously announced, during the second quarter, the company incurred tax charges of $57.9 million and $8.1 million related to a valuation allowance on deferred tax assets and liquidation of bank-owned life insurance (“BOLI”), respectively. Excluding these charges, the net loss would have been $10.5 million for the second quarter of 2009. Results include a $20.0 million provision for loan losses, which increased the allowance to 2.5% of loans from 2.1% at March 31, 2009.
“We have set an aggressive recovery path during my first 75 days at Midwest,” said Roberto R. Herencia, who became president and chief executive officer of the company and the Bank in May 2009.
“I accepted the position of CEO because I believe this organization — despite the great challenges we face at the moment — is a fine institution with committed employees, a solid platform for growth, a strong infrastructure and a loyal customer base. Two legacy issues impacted our company before the recession broke in late 2008 and have left us vulnerable to continuing asset quality deterioration,” Herencia said.
Those issues include:
•	Significant losses ($82.1 million) on investments in government sponsored enterprises negatively impacted our capital base. Investments in Fannie Mae and Freddie Mac preferred stock, held by many community banks and thought to be safe, unfortunately were not as the housing market suffered and recession ensued; and

•	The financing of our October 2007 acquisition with debt and preferred equity (which at the time seemed prudent) has stressed our company as the economy entered a period of negative growth.

“Since my arrival, we have faced these issues head-on. We are repositioning our assets to reduce risk and enhance liquidity, tightening our loan underwriting criteria, deferring payments when permissible, cutting costs and communicating with shareholders and regulators. In an accompanying press release today we outline our capital plan. Our Bank remains well-capitalized and has numerous points of strength, including most significantly our strong retail branch network and our employees. These make us a worthwhile and attractive franchise. To grow, we will seek additional capital. But when we do so, investors will know that we have worked aggressively to address our issues,” Herencia said.
Q2 Highlights
•	On May 15, 2009, Roberto R. Herencia became president and CEO of our company and Midwest Bank.

•	Despite being well-capitalized at the Bank with a 10.5% total risk-based capital ratio and adequately capitalized at the holding company as of June 30, 2009, during the second quarter we developed and began executing a capital plan designed to strengthen our capital position.

•	To improve the company’s liquidity and capital position, we suspended dividend payments on the Series A Preferred Stock and deferred dividend payments on the Series T preferred stock (issued to the U.S. Treasury under the TARP Capital Purchase Plan) and interest on our outstanding trust preferred securities as permitted by the terms of such securities. As previously announced, we also did not make a $5.0 million principal payment due July 1, 2009, on a term loan and did not pay the aggregate $8.6 million outstanding principal on a revolving line of credit which matured on July 3, 2009, with the same correspondent bank. The lender advised the company that such non-compliance constitutes a continuing event of default under the loan agreements. The company is negotiating with the lender to extend the maturity of the line of credit and to seek to modify certain other terms of both loans.

•	Key lending personnel were re-assigned to our special assets (loan workout) group.

•	We repositioned our securities portfolio, reducing risk-weighted assets by $107.2 million compared to March 31, 2009. Liquidation of our BOLI policies further decreased risk-weighted assets and total assets by $85.5 million compared to March 31, 2009.

•	We instituted stricter loan underwriting standards and further reduced the loan portfolio through paydowns and participations. Loans decreased $31.8 million compared to the first quarter 2009.

•	Deposit growth was strong in the second quarter. Sales efforts produced an increase in average core deposits of $14.6 million compared to the first quarter, and a successful retail CD campaign produced over $66.2 million of new deposits.
Second quarter net interest income was $21.1 million, the same when compared to the first quarter, while the net interest margin declined 11 basis points due largely to the repositioning of the securities portfolio into shorter term, lower yielding investments. Non-interest expense increased $3.4 million compared to the first quarter, due largely to a $1.7 million FDIC special assessment, a $400,000 increase in quarterly FDIC insurance premiums and an increase in salaries and benefits related to severance costs.
Capital Plan
The company has developed a detailed capital plan and timeline for execution. Due to deteriorating economic conditions burdening many financial institutions in the United States, management believes that additional capital is necessary to strengthen the balance sheet. Management has completed, or is in the process of completing, a number of steps as part of the capital plan, including:
•	Cost reduction initiatives which will eliminate $15 million in expenses on an annualized basis when compared to either our 2008 expenses excluding large non-run rate items (goodwill impairment and loss on extinguishment of debt) or our 2nd quarter 2009 expenses similarly excluding the FDIC special assessment and severance expenses. This will be accomplished through a reduction in force of over 100 employees, in-process and to be completed by September 30, 2009, salary reductions for employees led by our top executives’ salaries decreasing 7% to 10%, suspension of certain benefits, elimination of discretionary projects and initiatives and an increased focus on expense control;

•	Retained independent consultants to refine credit loss projections through 2010;

•	Broadened investment banking support to assist with the capital plan;

•	Continued negotiations with the company’s primary lender to restructure $55.0 million senior debt and $15.0 million subordinated debt;

•	Analyzed the ability to exchange $59.0 million of trust preferred securities into equity. We have been advised an exchange for equity cannot be facilitated for the collateral in a trust preferred pooled securitization as a consequence of the tax status of the trust prohibiting the ownership of an equity security; and

•	Filed an application seeking an investment by the U.S. Treasury of up to approximately $138 million (based on June 30, 2009 risk weighted assets) pursuant to its Capital Assistance Program that would be used to redeem the $84.8 million outstanding preferred stock issued to the U.S. Treasury under its Capital Purchase Program in 2008. The company would seek to convert the CAP preferred stock to common stock following issuance of the CAP preferred stock to the U.S. Treasury (subject to regulatory approval).
Board of Directors
The Board of Directors of the Bank and the company accepted the resignation of three directors, reducing the Boards from eleven to eight members. The departing directors — Angelo A. DiPaolo, Dennis M. O’Hara and Joseph R. Rizza -provided many years of valued service to the Bank and the company. The Board of Directors thanks the outgoing directors for their service. Their resignations are effective immediately.
Loan Portfolio
Average total loans increased $41.0 million during the second quarter of 2009 due to strong growth late in the first quarter. From March 31, 2009 to June 30, 2009, loans declined $31.8 million, mostly due to stricter underwriting and pricing criteria. Average loans yielded 5.47 percent in the second quarter, with 74 percent of all loans tied to prime with interest rate floors in place; and 71 percent of those loans currently at their floors.
Loan Portfolio
As of June 30, 2009
($ in millions)

		Total	Total	Percent
Loan Type	Balance	Availability	Commitment	Availability
Land	$110.3	$1.9	$112.2	1.7
Land Development, Residential	19.0	1.5	20.5	7.3
Land Development, Commercial	23.2	5.7	28.9	19.7
Land Development, Teardown	8.3	0.4	8.7	4.6
Condominium	68.7	12.4	81.1	15.3
Residential Construction	77.1	5.4	82.5	6.5
Commercial Construction	34.6	1.8	36.4	4.9
Residential Non-Builder	9.4	1.3	10.7	12.1
Other	0.1	—	0.1	—

Total Const. & Land Development	350.7	30.4	381.1	8.0

1-4 Residential	63.0	—	63.0	—
1-4 ARM	48.1	—	48.1	—

Total Residential	111.1	—	111.1	—

Home Equity Fixed	18.6	—	18.6	—
Home Equity Floating	207.2	112.2	319.4	35.1

Total Home Equity	225.8	112.2	338.0	33.2

CRE — Non-Owner Occupied	757.4	34.2	791.6	4.3
CRE — Owner Occupied	550.9	10.8	561.7	1.9

Total CRE	1,308.3	45.0	1,353.3	3.3

Commercial & Industrial	545.4	331.8	877.2	37.8

Agricultural	8.9	1.2	10.1	11.9

Consumer	5.7	2.4	8.1	29.6

Overdrafts, Settlement, Miscellaneous	3.4

Total Portfolio	$2,559.3	$523.0	$3,078.9	17.0

•	Total construction and land loan commitments are 92.0 percent funded.

•	Land loans represent 4.3 percent of the loan portfolio.
Asset Quality
In the second quarter, we recorded a provision for loan losses of $20.0 million and recognized net loan charge-offs totaling $9.1 million. Nonaccrual loans increased $14.7 million compared to the prior quarter to $95.0 million, or 3.7 percent of loans.
Loan Quality
($ in millions)

							2009
	As of June 30, 2009						Gross
		30-89 Days Past Due		Non Accrual		Specific	Charge-
Loan Type	Balance	($)	Percent	($)	Percent	Reserve	Offs

Land	$110.3	$6.0	5.4	$5.5	5.0	$0.5	$0.2
Land Development, Residential	19.0	—	—	2.5	13.2	0.8	0.3
Land Development, Commercial	23.2	—	—	0.6	2.6	—	—
Land Development, Teardown	8.3	—	—	—	—	—	—
Condominium	68.7	7.8	11.4	9.8	14.3	0.9	—
Residential Construction	77.1	5.4	7.0	7.4	9.6	0.4	2.5
Commercial Construction	34.6	1.5	4.3	3.5	10.1	—	—
Residential Non-Builder	9.4	0.3	3.2	0.6	6.4	—	—
Other	0.1	—	—	—	—	—	—

Total Const. & Land Develop.	350.7	21.0	6.0	29.9	8.5	2.6	3.0

1-4 Residential	63.0	—	—	1.6	2.5	0.3	—
1-4 ARM	48.1	1.3	2.7	3.9	8.1	0.3	0.2

Total Residential	111.1	1.3	1.2	5.5	5.0	0.6	0.2

Home Equity Fixed	18.6	0.6	3.2	0.1	0.5	—	—
Home Equity Floating	207.2	3.0	1.4	2.0	1.0	0.2	0.1

Total Home Equity	225.8	3.6	1.6	2.1	0.9	0.2	0.1

CRE — Non-Owner Occupied	757.4	15.2	2.0	26.8	3.5	3.7	0.2
CRE — Owner Occupied	550.9	6.6	1.2	17.6	3.2	1.5	0.4

Total CRE	1,308.3	21.8	1.7	44.4	3.4	5.2	0.6

Commercial & Industrial	545.4	7.8	1.4	13.0	2.4	5.4	10.4

Agricultural	8.9	—	—	—	—	—	—

Consumer	5.7	0.3	5.3	0.1	1.8	—	—

Overdrafts, Settlement, Misc.	3.4	—	—	—	—	—	0.2

Total Portfolio	$2,559.3	$55.8	2.2	$95.0	3.7	$14.0	$14.5

During the second quarter $9.7 million in loans were charged-off (gross) and $23.0 million in loans were moved to non-accrual status. During the second quarter we continued our review of loans and engaged outside consultants to review the loan portfolio and assess potential credit losses. The CRE portfolio experienced the most duress in the second quarter; non-accruing CRE loans increased $13.2 million, due in large part to the following three loan relationships:
•	A $4.9 million loan for a commercial property in a western suburb of Chicago originated in 2003. The project has been stalled due to on-going litigation with a local municipality.

•	A $4.1 million relationship with a contractor for the development of three residential properties in the northern suburbs of Chicago which have been slow to sell.

•	A $2.4 million relationship with a real estate developer for eight investment properties near Rockford which have been negatively impacted by local economic conditions.
Liquidity
The Bank’s overall liquidity position improved as a result of an $81.7 million reduction in the securities portfolio, the liquidation of $85.8 million of BOLI, a $31.8 million reduction in loans and a reduction of $55.0 million in wholesale borrowings during the second quarter. Our liquid assets, including Federal Reserve Bank cash and unencumbered securities, increased by $61.0 million during the second quarter. As of June 30, 2009, total deposits excluding brokered deposits, increased by $25.5 million or 1.2 percent compared to the first quarter. Core deposit gathering continues to show favorable trends and continues to improve our liquidity position.
Net Interest Margin
Net interest margin decreased 11 basis points from 2.63 percent in the first quarter to 2.52 percent in the second quarter. The overall yield on the securities portfolio dropped to 3.03 percent in the second quarter from 4.52 percent in the first quarter. The 149 basis point decline in the securities portfolio was due largely to the $538.1 million replacement of bonds with lower-yielding U.S. Treasury Bills and Government National Mortgage Association mortgage backed securities. This reduced risk weighted assets by $107.2 million. Our net interest margin was positively impacted by average loans increasing $41.0 million in the second quarter and the benefits associated with 74 percent of loans tied to prime with contractual interest rate floors. Maturities of approximately $190 million of brokered CDs during the second quarter were replaced at lower rates helping to reduce overall costs.

Noninterest Income
Noninterest income for second quarter 2009 grew to $7.3 million from $3.3 million in the first quarter 2009. The increase was primarily attributable to net gains on the securities portfolio repositioning of $3.5 million. The sale of BOLI caused a $352,000 reduction in income.
Noninterest Expense
Noninterest expense for second quarter 2009 rose to $25.2 million, compared to $21.8 million in first quarter 2009. The increase of $3.4 million in the second quarter was primarily attributable to a FDIC special assessment and an increase in quarterly FDIC insurance premiums. Salaries and benefits increased $776,000 compared to the first quarter due largely to severance costs related to our previously mentioned cost reduction initiative. Professional fees were down $212,000, but are expected to increase in the third quarter with initiatives associated with the overall restructuring and capital plan. Marketing costs were down 51 percent, or $349,000 compared to the first quarter, as certain product programs were scaled back or put on hold in an effort to control our costs.
Financial Highlights
•	Diluted earnings (loss) per share was ($2.78) for second quarter and ($3.05) for first six months of 2009
•	Compared to ($.27) for first quarter 2009

•	Compared to $.06 for second quarter 2008

•	Compared to ($.17) for first six months of 2008
•	Net income (loss) was ($76.5) million for second quarter and ($81.8) million for first six months of 2009
•	Compared to ($5.3) million for first quarter 2009

•	Compared to $2.4 million for second quarter 2008

•	Compared to ($3.0) million for first six months of 2008
•	Net interest margin was 2.52 percent for second quarter and 2.55 percent for first six months of 2009
•	Compared to 2.63 percent for first quarter 2009

•	Compared to 2.89 percent for second quarter 2008

•	Compared to 2.86 percent for first six months of 2008
•	Top line revenue was $28.4 million for second quarter and $52.8 million for first six months of 2009
•	Up 16 percent from the first quarter 2009

•	Up 4 percent from the second quarter 2008

•	Up 3 percent from first six months of 2008

Loans and Loan Quality
•	Loans in second quarter 2009 decreased
•	$31.8 million compared to first quarter 2009
•	Annualized net charge-off rate was 1.41 percent for second quarter 2009
•	Compared to .70 percent for first quarter 2009

•	Compared to .35 percent for second quarter 2008
•	Nonaccrual loans at June 30, 2009 were $95.0 million or 3.71 percent of loans
•	Compared to 3.10 percent at March 31, 2009

•	Compared to 1.64 percent at June 30, 2008
•	Nonperforming assets at June 30, 2009 were $125.6 million, or 3.52 percent of assets
•	Compared to 2.96 percent at March 31, 2009

•	Compared to 1.16 percent at June 30, 2008
•	Allowance for loan losses at June 30, 2009 was 2.50 percent of loans
•	Compared to 2.05 percent at March 31, 2009

•	Compared to .90 percent at June 30, 2008
•	Allowance for loan losses to nonaccrual loans was 67 percent at June 30, 2009
•	Compared to 66 percent at March 31, 2009

•	Compared to 55 percent at June 30, 2008
•	Delinquencies 30-89 days to loans were 2.18 percent at June 30, 2009
•	Compared to 1.48 percent at March 31, 2009

•	Compared to .35 percent at June 30, 2008
Capital Ratios at June 30, 2009:

	Company	Bank
— Tier 1 common risk-based	0.33%	7.28%
— Tier 1 risk-based	7.20%	7.28%
— Total risk-based	9.03%	10.48%
— Tier 1 leverage	5.35%	5.42%
Additional financial data are contained in the accompanying statements, tables and schedules.

Hosting a Conference Call
Midwest will conduct a conference call to discuss these results Wednesday, July 29, 2009, at 11:00 a.m. Eastern time / 10:00 a.m. Central time.
The webcast and call will be hosted by members of management. A brief discussion of results and trends will be followed by questions from professional investors and analysts invited to participate in the interactive portion of the discussion. Interested parties wishing to participate in the interactive portion of the call can dial in to 800-860-2442 or +1 412-858-4600 for international calls. The live webcast can be accessed at www.midwestbank.com and will be available for replay on that website. The audio replay may be accessed through October 1, 2009 at 877-344-7529 or +1 412-317-0088. The replay passcode is 431962.
About Midwest
We are a half century old community bank with $3.6 billion in assets at June 30, 2009. We have two principal operating subsidiaries; Midwest Bank and Trust Company and Midwest Financial and Investment Services, Inc. Midwest Bank has 26 full-service banking centers serving the diverse needs of both urban and suburban Chicagoland businesses and consumers through its Commercial Banking, Wealth Management, Corporate Trust and Retail Banking areas.
Forward-Looking Statements
This press release contains certain “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be reviewed in conjunction with the company’s Annual Report on Form 10-K and other publicly available information regarding the company, copies of which are available from the company upon request. Such publicly available information sets forth certain risks and uncertainties related to the company’s business which should be considered in evaluating “Forward-Looking Statements.”
Contacts:
Midwest Banc Holdings, Inc.
John B. Pelling, III, 708-498-2013
Vice President — Investor Relations
IR@midwestbank.com
Media
Chris Robling, 312-658-0445
crobling@jaynethompson.com

Financial Highlights
Midwest Banc Holdings, Inc.
(In thousands, except per share data and percentages)

	Three Months Ended

	June 30,		March 31,		Dec. 31,		Sept. 30,		June 30,
	2009		2009		2008		2008		2008
Income Statement Data:
Net (loss) income		$(76,467)		$(5,320)	$4,429			$(159,714)	$2,428

Per Share Data:
Basic and diluted (loss) earnings (11)		$(2.78)		$(0.27)	$0.11			$(5.76)	$0.06
Cash dividends declared		—		—	—			—	0.13
Book value		3.45		6.38	6.56			5.89	11.76
“If converted” book value(10)		4.53		7.18	7.35			6.74	12.06
Tangible book value(1)		0.15		3.05	3.21			2.51	5.48
“If converted” tangible book value(1)(10)		1.53		4.16	4.31			3.68	6.37
Stock price at period end		0.75		1.01	1.40			4.00	4.87

Share Data:
Common shares outstanding — at period end		27,944		27,929	27,893			27,859	27,859
Basic — average		27,926		27,925	27,863			27,859	27,855
Diluted — average		27,926		27,925	27,863			27,859	27,958

Selected Financial Ratios:
Return on average assets	(8.38	) percent	(0.59	) percent	0.49	percent	(17.25	) percent	0.26	percent
Return on average equity		(103.60)		(7.12)	7.17			(181.60)	2.57
Net interest margin (tax equivalent)		2.52		2.63	2.51			2.77	2.89
Efficiency ratio(2)(3)		97		84	105			387	70
Dividend payout ratio (11)		—		—	—			—	238
Loans to deposits at period end		101		102	104			99	107
Loans to assets at period end		72		70	70			70	67
Equity to assets at period end		6.15		8.11	8.57			5.78	9.95
Tangible equity to tangible assets at period end(1)(4)		3.66		5.75	6.11			3.24	5.51
Tier 1 common capital to risk-weighted assets		0.33		1.25	1.98			2.64	5.50
Tier 1 capital to risk-weighted assets		7.20		7.42	8.30			6.26	9.09
Total capital to risk-weighted assets		9.03		9.18	10.07			8.04	10.43
Tier 1 leverage ratio		5.35		6.24	6.90			4.94	7.38

Full time equivalent employees		497		542	536			550	543

Balance Sheet Data:
Total earning assets		$3,382,725		$3,339,448	$3,195,408			$3,176,629	$3,275,580
Average earning assets		3,344,103		3,268,589	3,219,078			3,263,571	3,274,335
Average assets		3,660,670		3,648,873	3,590,313			3,682,449	3,686,350
Average loans		2,584,757		2,543,770	2,499,802			2,512,653	2,459,486
Average securities		669,494		688,334	668,830			715,219	762,889
Average deposits		2,529,526		2,474,262	2,478,948			2,411,013	2,384,764
Tangible shareholders’ equity(1)		127,272		208,098	212,289			113,101	195,751
Average equity		296,055		303,019	245,795			349,878	379,677
See footnotes at end of statements, tables and schedules.

Financial Highlights
Midwest Banc Holdings, Inc.
(In thousands, except per share data and percentages)

	Six Months Ended

	June 30,		June 30,
	2009		2008
Income Statement Data:
Net (loss) income		$(81,787)		$(2,988)

Per Share Data:
Basic and diluted (loss) earnings		$(3.05)		$(0.17)
Cash dividends declared		—		0.26

Share Data:
Common shares outstanding — at period end		27,944		27,859
Basic — average		27,926		27,847
Diluted — average		27,926		27,847

Selected Financial Ratios:
Return on average assets	(4.51	) percent	(0.16	) percent
Return on average equity		(55.07)		(1.58)
Net interest margin (tax equivalent)		2.55		2.86
Efficiency ratio(2)(3)		91		67
Dividend payout ratio		N/M		N/M

Full time equivalent employees		497		543

Balance Sheet Data:
Total earning assets		$3,382,725		$3,275,580
Average earning assets		3,306,555		3,275,650
Average assets		3,654,804		3,686,309
Average loans		2,564,377		2,459,658
Average securities		678,862		764,428
Average deposits		2,502,047		2,400,075
Tangible shareholders’ equity(1)		127,272		195,751
Average equity		299,517		381,140
See footnotes at end of statements, tables and schedules.

Statement of Income
Midwest Banc Holdings, Inc.
(In Thousands, except per share data)

	Three Months Ended
	June 30,		March 31,		Dec. 31,		Sept. 30,	June 30,
	2009		2009		2008		2008	2008
Interest Income
Loans	$35,348		$34,549		$35,558		$37,364	$37,392
Securities
Taxable	4,663		6,940		7,381		7,739	8,977
Exempt from federal income taxes	406		550		551		574	593
Dividends from FRB and FHLB stock	170		190		190		184	184
Short-term investments	75		37		54		27	98

Total interest income	40,662		42,266		43,734		45,888	47,244

Interest Expense
Deposits	12,210		13,685		15,524		15,301	16,111
Federal funds purchased and FRB discount window advances	20		29		14		563	672
Securities sold under repurchase agreements	3,229		3,205		3,264		3,338	3,482
Advances from the FHLB	3,035		3,029		3,126		2,779	2,437
Junior subordinated debentures	615		739		911		864	876
Revolving note payable	88		43		204		96	94
Term note payable	266		282		616		565	575
Subordinated debt	144		152		243		229	232

Total interest expense	19,607		21,164		23,902		23,735	24,479

Net interest income	21,055		21,102		19,832		22,153	22,765
Provision for loan losses	20,000		13,000		20,000		41,950	4,415

Net interest income after provision for loan losses	1,055		8,102		(168)		(19,797)	18,350

Noninterest Income
Service charges on deposit accounts	1,953		1,894		1,908		1,918	1,953
(Losses) gains on securities transactions	4,251		—		—		(16,652)	44
Impairment loss on securities	(740)		—		—		(47,801)	—
Gains on sales of loans	—		—		—		(75)	—
Insurance and brokerage commissions	338		320		333		448	683
Trust	296		282		241		451	482
Increase in CSV of life insurance	490		842		875		911	865
Gain on sale of property	—		—		—		—	—
Other	707		5		375		288	367

Total noninterest income (loss)	7,295		3,343		3,732		(60,512)	4,394

Noninterest Expenses
Salaries and employee benefits	11,859		11,083		13,819		12,515	11,015
Occupancy and equipment	3,356		3,245		3,511		3,211	3,093
Professional services	1,890		2,102		3,240		2,016	1,796
Marketing	339		688		842		575	713
Foreclosed properties	450		345		66		24	237
Amortization of intangible assets	573		573		590		590	591
Merger related charges	—		—		—		77	80
Goodwill impairment charge	—		—		—		80,000	—
Other	6,703		3,725		3,610		4,288	2,843

Total noninterest expenses	25,170		21,761		25,678		103,296	20,368

(Loss) income before income taxes	(16,820)		(10,316)		(22,114)		(183,605)	2,376
Provision (benefit) for income taxes	59,647		(4,996)		(26,543)		(23,891)	(52)

Net (Loss) Income	$(76,467)		$(5,320)		$4,429		$(159,714)	$2,428

Net (loss) income available to common shareholders (11)	$(77,757)		$(7,443)		$3,138		$(160,550)	$1,557

Basic and diluted (loss) earnings per share (11)	$(2.78)		$(0.27)		$0.11		$(5.76)	$0.06

Cash dividends declared per share	$—		$—		$—		$—	$0.13

Top line revenue (5)	$28,350		$24,445		$23,564		$(38,359)	$27,159
Noninterest income to top line revenue	26	percent	14	percent	16	percent	N/M	16	percent
See footnotes at end of statements, tables and schedules.

Statement of Income
Midwest Banc Holdings, Inc.
(In Thousands, except per share data)

	Six Months Ended
	June 30,	June 30,		Increase		Increase
	2009	2008		(Decrease)		(Decrease)
Interest Income
Loans	$69,897	$78,198		$(8,301)		(10.6)	percent
Securities
Taxable	11,603	18,037		(6,434)		(35.7)
Exempt from federal income taxes	956	1,191		(235)		(19.7)
Dividends from FRB and FHLB stock	360	367		(7)		(1.9)
Short-term investments	112	246		(134)		(54.5)

Total interest income	82,928	98,039		(15,111)		(15.4)

Interest Expense
Deposits	25,895	35,200		(9,305)		(26.4)
Federal funds purchased and FRB discount window advances	49	1,487		(1,438)		(96.7)
Securities sold under repurchase agreements	6,434	6,660		(226)		(3.4)
Advances from the FHLB	6,064	5,919		145		2.4
Junior subordinated debentures	1,354	1,921		(567)		(29.5)
Revolving note payable	131	174		(43)		(24.7)
Term note payable	548	1,462		(914)		(62.5)
Subordinated debt	296	235		61		26.0

Total interest expense	40,771	53,058		(12,287)		(23.2)

Net interest income	42,157	44,981		(2,824)		(6.3)
Provision for loan losses	33,000	9,815		23,185		236.2

Net interest income after provision for loan losses	9,157	35,166		(26,009)		(74.0)

Noninterest Income
Service charges on deposit accounts	3,847	3,916		(69)		(1.8)
(Losses) gains on securities transactions	4,251	56		4,195		7,491.1
Impairment loss on securities	(740)	(17,586)		16,846		(95.8)
Gains on sales of loans	—	—		—		—
Insurance and brokerage commissions	658	1,243		(585)		(47.1)
Trust	578	931		(353)		(37.9)
Increase in CSV of life insurance	1,332	1,723		(391)		(22.7)
Gain on sale of property	—	15,196		(15,196)		(100.0)
Other	712	705		7		1.0

Total noninterest income (loss)	10,638	6,184		4,454		72.0

Noninterest Expenses
Salaries and employee benefits	22,942	24,055		(1,113)		(4.6)
Occupancy and equipment	6,601	5,992		609		10.2
Professional services	3,992	3,334		658		19.7
Marketing	1,027	1,289		(262)		(20.3)
Foreclosed properties	795	242		553		228.5
Amortization of intangible assets	1,146	1,181		(35)		(3.0)
Merger related charges	—	194		(194)		(100.0)
Loss on extinguishment of debt	—	7,121		(7,121)		(100.0)
Goodwill impairment charge	—	—		—		—
Other	10,428	5,569		4,859		87.3

Total noninterest expenses	46,931	48,977		(2,046)		(4.2)

(Loss) income before income taxes	(27,136)	(7,627)		(19,509)		255.8
Provision (benefit) for income taxes	54,651	(4,639)		59,290		(1,278.1)

Net (Loss) Income	$(81,787)	$(2,988)		$(78,799)		2,637.2

Net (loss) income available to common shareholders	$(85,200)	$(4,659)		$(80,541)		1,728.7

Basic and diluted (loss) earnings per share	$(3.05)	$(0.17)		$(2.88)		1,694.1

Cash dividends declared per share	$—	$0.26		$0.26		100.0

Top line revenue (5)	$52,795	$51,165		$1,630		3.2
Noninterest income to top line revenue		20	percent	12	percent
See footnotes at end of statements, tables and schedules.

Balance Sheet
Midwest Banc Holdings, Inc.
(In thousands)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2009	2009	2008	2008	2008
Assets
Cash	$36,965	$56,516	$61,330	$111,769	$85,015
Short-term investments	160,538	1,762	1,735	1,674	3,042
Securities available-for-sale	633,282	685,858	621,949	618,215	710,803
Securities held-to-maturity	—	29,082	30,267	30,817	31,389

Total securities	633,282	714,940	652,216	649,032	742,192
Federal Reserve and FHLB stock, at cost	29,648	31,698	31,698	31,698	29,264
Loans	2,559,257	2,591,048	2,509,759	2,494,225	2,501,082
Allowance for loan losses	(63,893)	(53,011)	(44,432)	(39,428)	(22,606)

Net loans	2,495,364	2,538,037	2,465,327	2,454,797	2,478,476
Cash value of life insurance	—	85,517	84,675	83,800	82,889
Premises and equipment	40,795	38,528	38,313	38,216	38,739
Foreclosed properties	19,588	18,534	12,018	8,025	2,375
Goodwill and other intangibles	92,399	92,972	93,546	94,136	174,947
Other	60,620	134,560	129,354	110,230	89,781

Total assets	$3,569,199	$3,713,064	$3,570,212	$3,583,377	$3,726,720

Liabilities and Shareholders’ Equity
Liabilities
Deposits
Noninterest-bearing	$336,347	$343,422	$334,495	$334,545	$334,813
Interest-bearing	2,202,143	2,200,583	2,078,296	2,178,459	2,005,230

Total deposits	2,538,490	2,544,005	2,412,791	2,513,004	2,340,043
Federal funds purchased & FRB discount window	—	55,000	—	—	198,000
Securities sold under repurchase agreements	297,650	297,650	297,650	297,650	297,650
FHLB advances	340,000	340,000	380,000	380,000	340,000
Junior subordinated debentures	60,824	60,807	60,791	60,774	60,757
Revolving note payable	8,600	8,600	8,600	20,600	7,600
Term note payable	55,000	55,000	55,000	55,000	55,000
Subordinated debt	15,000	15,000	15,000	15,000	15,000
Other	33,964	35,932	34,546	34,112	41,972

Total liabilities	3,349,528	3,411,994	3,264,378	3,376,140	3,356,022

Shareholders’ Equity
Preferred equity	123,206	122,976	122,748	43,125	43,125
Common equity	102,047	178,362	185,208	175,806	335,662
Accumulated other comprehensive income (loss)	(5,582)	(268)	(2,122)	(11,694)	(8,089)

Total shareholders’ equity	219,671	301,070	305,834	207,237	370,698

Total liabilities and shareholders’ equity	$3,569,199	$3,713,064	$3,570,212	$3,583,377	$3,726,720

Loan Portfolio Composition — Source of Repayment

	June 30, 2009		Dec. 31, 2008
		Percent of		Percent of
	($ in millions)	Total	($ in millions)	Total
Commercial	$1,101	43	$1,090	43
Construction	351	14	366	15
Commercial real estate	766	30	730	29
Consumer	231	9	201	8
Residential mortgage	111	4	123	5

Total loans, gross excluding deferred fees	$2,560	100	$2,510	100

Net Interest Margin
Midwest Banc Holdings, Inc.
(In thousands)

	For the Three Months Ended
	June 30, 2009			March 31, 2009			June 30, 2008
	Average	Average		Average	Average		Average	Average
	Balance	Rate		Balance	Rate		Balance	Rate
Interest-Earning Assets:
Short-term investments	$59,551	0.50	percent	$4,787	3.09	percent	$22,696	1.73	percent
Securities:
Taxable(6)	626,489	2.98		629,783	4.41		701,254	5.43
Exempt from federal income taxes(6)	43,005	3.78		58,551	5.78		61,635	5.92

Total securities	669,494	3.03		688,334	4.52		762,889	5.47
FRB and FHLB stock	30,301	2.24		31,698	2.40		29,264	2.52
Loans (7)(8)(9)	2,584,757	5.47		2,543,770	5.44		2,459,486	6.09

Total interest-earning assets	$3,344,103	4.86	percent	$3,268,589	5.22	percent	$3,274,335	5.88	percent

Noninterest-Earning Assets:
Cash	$44,037			$69,006			$52,693
Premises and equipment	39,331			38,166			38,144
Allowance for loan losses	(58,211)			(46,503)			(20,412)
Other	291,410			319,615			341,590

Total noninterest-earning assets	316,567			380,284			412,015

Total assets	$3,660,670			$3,648,873			$3,686,350

Interest-Bearing Liabilities:
Deposits:
Interest-bearing demand deposits	$178,231	0.50	percent	$173,291	0.59	percent	$215,076	0.92	percent
Money-market demand and savings accounts	358,791	0.80		351,778	0.86		399,380	1.20
Time deposits	1,658,904	2.72		1,618,236	3.13		1,448,198	3.98

Total interest-bearing deposits	2,195,926	2.22		2,143,305	2.55		2,062,654	3.12
Borrowings:
Fed funds purch & repurchase agreements	319,397	4.07		333,990	3.87		451,351	3.68
FHLB advances	342,637	3.54		363,000	3.34		296,044	3.29
Junior subordinated debentures	60,816	4.04		60,799	4.86		60,749	5.77
Revolving note payable	8,600	4.09		8,600	2.00		8,896	4.23
Term note payable	55,000	1.93		55,000	2.05		55,000	4.18
Subordinated debt	15,000	3.84		15,000	4.05		15,000	6.19

Total borrowings	801,450	3.69		836,389	3.58		887,040	3.77

Total interest-bearing liabilities	$2,997,376	2.62	percent	$2,979,694	2.84	percent	$2,949,694	3.32	percent

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	$333,600			$330,957			$322,110
Other liabilities	33,639			35,203			34,869

Total noninterest-bearing liabilities	367,239			366,160			356,979

Shareholders’ equity	296,055			303,019			379,677

Total liabilities and shareholders’ equity	$3,660,670			$3,648,873			$3,686,350

Net interest margin (tax equivalent)(6)(9)		2.52	percent		2.63	percent		2.89	percent
See footnotes at end of statements, tables and schedules.

Net Interest Margin
Midwest Banc Holdings, Inc.
(In thousands)

	For the Six Months Ended
	June 30, 2009			June 30, 2008
	Average	Average		Average	Average
	Balance	Rate		Balance	Rate
Interest-Earning Assets:
Short-term investments	$32,320	0.69	percent	$22,317	2.20	percent
Securities:
Taxable(6)	628,127	3.69		702,687	5.43
Exempt from federal income taxes(6)	50,735	3.77		61,741	5.93

Total securities	678,862	3.70		764,428	5.47
FRB and FHLB stock	30,996	2.32		29,247	2.51
Loans (7)(8)(9)	2,564,377	5.45		2,459,658	6.37

Total interest-earning assets	$3,306,555	5.02	percent	$3,275,650	6.10	percent

Noninterest-Earning Assets:
Cash	$56,453			$54,164
Premises and equipment	38,752			39,735
Allowance for loan losses	(52,389)			(23,850)
Other	305,433			340,610

Total noninterest-earning assets	348,249			410,659

Total assets	$3,654,804			$3,686,309

Interest-Bearing Liabilities:
Deposits:
Interest-bearing demand deposits	$175,775	0.55	percent	$216,296	1.14	percent
Money-market demand and savings accounts	355,304	0.83		405,235	1.49
Time deposits	1,638,682	2.92		1,459,235	4.24

Total interest-bearing deposits	2,169,761	2.39		2,080,766	3.38
Borrowings:
Fed funds purch & repurchase agreements	326,653	3.97		427,063	3.82
FHLB advances	352,762	3.44		305,601	3.87
Junior subordinated debentures	60,808	4.45		60,741	6.33
Revolving note payable	8,600	3.05		7,632	4.56
Term note payable	55,000	1.99		62,417	4.68
Subordinated debt	15,000	3.95		7,582	6.20

Total borrowings	818,823	3.63		871,036	4.10

Total interest-bearing liabilities	$2,988,584	2.73	percent	$2,951,802	3.59	percent

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	$332,286			$319,309
Other liabilities	34,417			34,058

Total noninterest-bearing liabilities	366,703			353,367

Shareholders’ equity	299,517			381,140

Total liabilities and shareholders’ equity	$3,654,804			$3,686,309

Net interest margin (tax equivalent)(6)(9)		2.55	percent		2.86	percent
See footnotes at end of statements, tables and schedules.

Credit Risk Management
Midwest Banc Holdings, Inc.
(In thousands)

	Three Months Ended
	June 30,		March 31,		Dec. 31,		Sept. 30,		June 30,
	2009		2009		2008		2008		2008
Loan Quality
Nonaccrual loans	$95,023		$80,332		$61,104		$60,474		$40,956
Troubled debt restructuring	11,006		11,006		11,006		—		—

Nonperforming loans	106,029		91,338		72,110		60,474		40,956
Foreclosed properties	19,588		18,534		12,018		8,025		2,375

Nonperforming assets	$125,617		$109,872		$84,128		$68,499		$43,331

90+ days past due and accruing	$—		$—		$—		$—		$4,320

Loans	$2,559,257		$2,591,048		$2,509,759		$2,494,225		$2,501,082

Loan-related assets	$2,578,845		$2,609,582		$2,521,777		$2,502,250		$2,503,457

Nonaccrual loans to loans	3.71	percent	3.10	percent	2.43	percent	2.42	percent	1.64	percent

Nonperforming assets to loan-related assets	4.87	percent	4.21	percent	3.34	percent	2.74	percent	1.73	percent

Nonperforming assets to total assets	3.52	percent	2.96	percent	2.36	percent	1.91	percent	1.16	percent

Allowance for Loan Losses
Beginning balance	$53,011		$44,432		$39,428		$22,606		$20,344
Provision for loan losses	20,000		13,000		20,000		41,950		4,415
Net chargeoffs (recoveries)	9,118		4,421		14,996		25,128		2,153

Ending balance	$63,893		$53,011		$44,432		$39,428		$22,606

Net chargeoffs to average loans	1.41	percent	0.70	percent	2.39	percent	3.98	percent	0.35	percent

Delinquencies 30 - 89 days to loans	2.18	percent	1.48	percent	1.03	percent	0.99	percent	0.35	percent

Allowance for loan losses to
Loans at period end	2.50	percent	2.05	percent	1.77	percent	1.58	percent	0.90	percent
Nonaccrual loans	67	percent	66	percent	73	percent	65	percent	55	percent

Footnotes
Midwest Banc Holdings, Inc.
(In thousands)

(1)	Shareholders’ equity less goodwill and net core deposit intangible and other intangibles.

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2009	2009	2008	2008	2008
Shareholders’ equity	$219,671	$301,070	$305,834	$207,237	$370,698
Core deposit intangible & other intangibles, net	(13,537)	(14,110)	(14,683)	(15,274)	(15,864)
Goodwill	(78,862)	(78,862)	(78,862)	(78,862)	(159,083)

Tangible shareholders’ equity	$127,272	$208,098	$212,289	$113,101	$195,751

(2)	Excludes net gains or losses on securities transactions.

(3)	Noninterest expense less amortization and foreclosed properties expenses divided by the sum of net interest income (tax equivalent) plus noninterest income.

(4)	Total assets less goodwill and net core deposit intangible and other intangibles.

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2009	2009	2008	2008	2008
Total assets	$3,569,199	$3,713,064	$3,570,212	$3,583,377	$3,726,720
Core deposit intangible & other intangibles, net	(13,537)	(14,110)	(14,683)	(15,274)	(15,864)
Goodwill	(78,862)	(78,862)	(78,862)	(78,862)	(159,083)

Tangible assets	$3,476,800	$3,620,092	$3,476,667	$3,489,241	$3,551,773

(5)	Includes net interest income and noninterest income.

(6)	Adjusted for 35 percent tax rate and for the dividends-received deduction where applicable, except for the quarter and six months ended June 30, 2009 as a result of the Company’s current tax position.

(7)	Nonaccrual loans are included in the average balance; however, these loans are not earning any interest.

(8)	Includes loan fees.

(9)	Reconciliation of reported net interest income to tax equivalent net interest income.

	Three Months Ended
	June 30,	March 31,	June 30,
	2009	2009	2008
Net interest income	$21,055	$21,102	$22,765
Tax equivalent adjustment to net interest income	—	357	909

Net interest income, tax equivalent basis	$21,055	$21,459	$23,674

	Six Months Ended
	June 30,	June 30,
	2009	2008
Net interest income	$42,157	$44,981
Tax equivalent adjustment to net interest income	—	1,801

Net interest income, tax equivalent basis	$42,157	$46,782

(10)	Reconciliation of common equity to shareholders’ equity.

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2009	2009	2008	2008	2008
Preferred equity	$123,206	$122,976	$122,748	$43,125	$43,125
Common equity	96,465	178,094	183,086	164,112	327,573

Shareholders’ equity	$219,671	$301,070	$305,834	$207,237	$370,698

Reconciliation of tangible common equity to tangible shareholders’ equity.

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2009	2009	2008	2008	2008
Preferred equity	$123,206	$122,976	$122,748	$43,125	$43,125
Tangible common equity	4,066	85,122	89,541	69,976	152,626

Tangible shareholders’ equity	$127,272	$208,098	$212,289	$113,101	$195,751

Reconciliation of common shares outstanding at period end to “if converted” shares outstanding.

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2009	2009	2008	2008	2008
Common shares outstanding	27,944	27,929	27,893	27,859	27,859
Resulting common shares if preferred shares were converted	2,875	2,875	2,875	2,875	2,875

“If converted” shares outstanding	30,819	30,804	30,768	30,734	30,734

(11)	Prior periods with earnings were re-stated per FSP EITF 03-6-1 to allocate earnings to restricted shares of common stock that are considered participating securities.